Exhibit 99.1

	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com

SPHERION ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., July 28, 2008 — Spherion Corporation (NYSE: SFN) today announced financial results for the second quarter ended June 29, 2008.

     Spherion President and Chief Executive Officer Roy Krause commented, “We believe our team performed well in the context of a difficult quarter for the U.S. economy. In particular, continued success in our Professional Services segment is demonstrating the benefits of our strategy of expanding that area of the business. Operating profit for that segment increased to 6% of revenues, and we should see continued improvement in our overall profitability as we get closer to our goal of this business producing at least 50% of company revenues.”

FINANCIAL HIGHLIGHTS

  Second quarter 2008 revenues increased 18% year over year, $563 million compared with $478 million last year.
  Earnings from continuing operations in the second quarter were $5.3 million, or $0.10 per share, compared with $7.4 million, or $0.13 per share, in the prior year.
  Adjusted earnings from continuing operations in the second quarter of 2008 were $4.9 million, or $0.09 per share compared with adjusted earnings in the same prior year period of $8.2 million, or $0.14 per share.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter was $15.6 million compared with $16.8 million in the second quarter last year.
  Revenues for the first six months of 2008 were $1,139.4 million compared with $940.3 million for the same period in 2007. Adjusted earnings from continuing operations for the first six months of 2008 were $7.7 million or $0.14 per share compared with $12.4 million or $0.22 per share for the same period in 2007.  EBITDA for the first six months was $28.3 million compared with $28.6 million for the same period last year.

     Krause continued, “We continued to generate strong cash flow and use this cash to reduce our debt and buy back stock. Our fully integrated approach allows us to maintain our strong customer service as we also carefully manage productivity. We have made and will continue to make cost reductions in response to economic conditions, but we will also keep the Company in a strong position to take advantage of the eventual recovery.”

OPERATING PERFORMANCE

     Within Professional Services, revenues were up 49.3% due primarily to the 2007 acquisition of Technisource. On an acquisition adjusted comparable basis (i.e., including the acquisitions in the prior year on a pro forma basis) revenues were down 5% in the quarter. Gross profit margins in the second quarter of 2008 were 30.8% compared with 34.9% in the prior year reflecting the change in mix resulting from the acquisition of Technisource and a lower proportion of permanent placement revenue. Permanent placement revenue made up 7.8% of total Professional Services revenue in the current quarter compared with 11.5% in the second quarter of 2007. Selling, general and administrative expenses decreased to 24.8% of revenue in the second quarter of 2008 compared with 29.2% of revenue in the second quarter last year. Segment operating profit was $11.9 million or 6.0% of revenue compared with $7.4 million last year or 5.6% of revenue.

     Within Staffing Services, year over year revenues were up 5.6% due to the September 2007 acquisition of Todays Office Professionals and several franchise buybacks. On an acquisition adjusted comparable basis revenues were down 5% in the quarter compared with last year. Gross profit margins were 19.0% in the second quarter of 2008 compared with 21.0% in the second quarter of 2007. Selling, general and administrative expenses decreased to 18.0% of revenue in the second quarter of 2008 compared with 18.4% of revenue last year. Segment operating profit was $3.5 million or 1.0% of revenue compared with $8.7 million or 2.5% in the second quarter of 2007.

     The tax rate for the quarter was 21.6%, and was lower than our expected tax rate of 40% as a result of a favorable adjustment of a tax valuation allowance in the quarter. The loss from discontinued operations of $3.0 million primarily reflects the final settlement of indemnity claims related to the 2004 sale of our Australian business.

     The Company purchased 1,976,852 shares of its common stock during the second quarter of 2008 at an average price of $5.17 per share, and has purchased an additional 436,935 shares through the first four weeks of the third quarter. The Company continues to purchase shares under the Board of Directors’ authorization of up to $25 million of the Company’s outstanding common stock. As of the end of the second quarter the remaining authorization will enable us to purchase up to $9.0 million of additional stock.

     The Company had net debt of $65.9 million and availability on its credit facilities of $104 million at the end of the quarter. Net debt at the end of 2007 was $92.9 million. Capital expenditures during the second quarter were $2.3 million.

OUTLOOK

     Based on the continuation of recent trends, the Company anticipates revenue for the third quarter will be between $555 and $575 million. This range reflects a year over year decline in comparable revenues of approximately 6% to 9%. Adjusted earnings from continuing operations are expected to be between $0.08 and $0.13 per share, assuming a 38% effective tax rate.

     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

     With approximately 700 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 300,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry; Economic conditions – any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses - the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation - government regulation may increase our costs; International operations – we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions - managing or integrating any future acquisitions may strain our resources; and Debt compliance – failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow, and could impact our ability to continue purchasing Company stock under any authorized program. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Organic revenue growth is a non-GAAP financial measure, which includes pro-forma revenues of acquired companies. Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include interest expense related to adjustment of the Canadian purchase liability, restructuring and other charges related to acquisitions, and a tax valuation allowance adjustment. EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, taxes, depreciation and amortization from earnings from continuing operations. Organic growth, adjusted earnings and EBITDA from continuing operations are key measures used by management to evaluate its operations. Management includes revenues prior to acquisition date for acquired companies in the organic revenue growth calculation in order to evaluate the Company’s operating performance. Organic growth, adjusted earnings and EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	June 29,	July 1,
	2008	2007
Revenues (1)	$562,977	$478,477
Cost of services (2)	432,790	359,817
Gross profit	130,187	118,660
Selling, general and administrative expenses	118,875	107,442
Amortization of intangibles	2,043	208
Interest expense	1,575	381
Interest income	(72)	(1,194)
Restructuring and other charges	944	—
	123,365	106,837

Earnings from continuing operations before income taxes	6,822	11,823
Income tax expense	(1,473)	(4,434)

Earnings from continuing operations	5,349	7,389
Loss from discontinued operations, net of tax	(3,043)	(3,977)
Net earnings	$2,306	$3,412

Earnings per share, Basic and Diluted:
Earnings from continuing operations	$0.10	$0.13
Loss from discontinued operations	(0.06)	(0.07)
	$0.04	$0.06

Weighted-average shares used in computation of earnings per share:
Basic	54,352	56,334
Diluted	54,826	57,091

(1) Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Six Months Ended
	June 29,	July 1,
	2008	2007
Revenues (1)	$1,139,440	$940,346
Cost of services (2)	881,085	715,965
Gross profit	258,355	224,381
Selling, general and administrative expenses	238,778	207,062
Amortization of intangibles	4,087	248
Interest expense	3,324	2,332
Interest income	(251)	(2,477)
Restructuring and other charges	1,940	—
	247,878	207,165

Earnings from continuing operations before income taxes	10,477	17,216
Income tax expense	(2,935)	(7,080)

Earnings from continuing operations	7,542	10,136
Loss from discontinued operations, net of tax	(3,954)	(4,118)
Net earnings	$3,588	$6,018

Earnings per share, Basic:
Earnings from continuing operations	$0.14	$0.18
Loss from discontinued operations	(0.07)	(0.07)
	$0.07	$0.11

Earnings per share, Diluted: (3)
Earnings from continuing operations	$0.14	$0.18
Loss from discontinued operations	(0.07)	(0.07)
	$0.06	$0.11

Weighted-average shares used in computation of earnings per share:
Basic	55,049	56,444
Diluted	55,567	57,092

(1) Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3) Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	June 29,	December 30,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$12,538	$15,324
Receivables, less allowance for doubtful accounts of $3,703 and $6,523, respectively	320,428	347,908
Deferred tax asset	12,567	13,413
Insurance deposit	636	6,986
Other current assets	21,178	22,606
Total current assets	367,347	406,237
Goodwill	145,589	146,584
Property and equipment, net of accumulated depreciation of $118,978 and $109,229, respectively	71,493	78,077
Deferred tax asset	103,106	102,024
Trade names and other intangibles, net	72,723	76,776
Insurance deposit	—	11,259
Other assets	21,820	23,861
	$782,078	$844,818
Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$76,609	$86,035
Accounts payable and other accrued expenses	75,124	79,779
Accrued salaries, wages and payroll taxes	72,457	78,850
Accrued insurance reserves	21,073	19,174
Accrued income tax payable	565	1,042
Other current liabilities	8,688	16,419
Total current liabilities	254,516	281,299
Long-term debt, net of current portion	1,789	22,148
Accrued insurance reserves	17,485	20,501
Deferred compensation	16,096	17,287
Other long-term liabilities	2,801	2,923
Total liabilities	292,687	344,158
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 12,158,932 and 9,443,034 shares,	(98,375)	(83,681)
Additional paid-in capital	849,154	848,628
Accumulated deficit	(269,805)	(273,393)
Accumulated other comprehensive income	7,764	8,453
Total stockholders’ equity	489,391	500,660
	$782,078	$844,818

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)
	Management
	Guidance
	Three Months
	Ended	Three Months Ended		Six Months Ended
	September 28,	June 29,	July 1,	June 29,	July 1,
	2008	2008	2007	2008	2007
Adjusted earnings from continuing operations		$4,860	$8,208	$7,659	$12,447
Adjustment of tax valuation allowance		1,064	-	1,064	-
Adjustment of Canadian Acquisition		-	(819)	-	(2,311)
Restructuring and other charges, net of tax benefit		(575)	-	(1,181)	-
Earnings from continuing operations		5,349	7,389	7,542	10,136
Loss from discontinued operations, net of tax		(3,043)	(3,977)	(3,954)	(4,118)
Net earnings		$2,306	$3,412	$3,588	$6,018
Per share-Diluted amounts :(1)
Adjusted earnings from continuing operations	$0.08 to $0.13	$0.09	$0.14	$0.14	$0.22
Adjustment of tax valuation allowance	-	0.02	-	0.02	-
Adjustment of Canadian Acquisition	-	-	(0.01)	-	(0.04)
Restructuring and other charges, net of tax benefit	-	(0.01)	-	(0.02)	-
Earnings from continuing operations	$0.08 to $0.13	0.10	0.13	0.14	0.18
Loss from discontinued operations, net of tax		(0.06)	(0.07)	(0.07)	(0.07)
Net earnings		$0.04	$0.06	$0.06	$0.11
Diluted weighted-average shares used in computation of earnings per share		54,826	57,091	55,567	57,092
(1) Earnings per share amounts are calculated independently for each component and may not add due to rounding.
RECONCILIATION OF EBITDA TO EARNINGS FROM CONTINUING OPERATIONS
		Three Months Ended		Six Months Ended
		June 29,	July 1,	June 29	July 1
		2008	2007	2008	2007
EBITDA from continuing operations		$15,628	$16,812	$28,292	$28,618
Interest income		72	1,194	251	2,477
Interest expense		(1,575)	(381)	(3,324)	(2,332)
Depreciation and amortization(2)		(7,303)	(5,802)	(14,742)	(11,547)
Earnings from continuing operations before income taxes		6,822	11,823	10,477	17,216
Income tax expense		(1,473)	(4,434)	(2,935)	(7,080)
Earnings from continuing operations		$5,349	$7,389	$7,542	$10,136
EBITDA as a percentage of revenue		2.8%	3.5%	2.5%	3.0%
(2) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF YEAR-OVER-YEAR ORGANIC(1) REVENUE GROWTH

	Three Months Ended				Six Months Ended
	June 29, 2008				June 29, 2008
	Total	Staffing	Professional	Total	Staffing	Professional
	Company	Services	Services	Company	Services	Services
Organic revenue growth	(5.2%)	(5.1%)	(5.3%)	(2.5%)	(2.6%)	(2.5%)
Impact of acquisitions and business reclassifications	22.9%	10.7%	54.6%	23.7%	10.6%	58.6%
GAAP revenue growth	17.7%	5.6%	49.3%	21.2%	8.0%	56.1%

	Three Months Ended June 29, 2008
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(5.1%)	(3.8%)	(7.5%)	(5.1%)	(39.4%)	(4.4%)	(4.9%)
Impact of acquisitions and business reclassifications	10.7%	13.6%	5.8%	10.7%	7.8%	15.7%	(19.9%)
GAAP revenue growth	5.6%	9.8%	(1.7%)	5.6%	(31.6%)	11.3%	(24.8%)

	Six Months Ended June 29, 2008
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(2.6%)	(2.7%)	(2.4%)	(2.6%)	(28.2%)	(2.6%)	2.5%
Impact of acquisitions and business reclassifications	10.6%	13.0%	6.3%	10.6%	9.5%	15.5%	(21.9%)
GAAP revenue growth	8.0%	10.3%	3.9%	8.0%	(18.7%)	12.9%	(19.4%)

	Three Months Ended June 29, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(5.3%)	(7.5%)	(4.3%)	14.3%	(5.3%)	(6.4%)	(5.2%)
Impact of acquisitions and business reclassifications	54.6%	82.2%	6.5%	(9.4%)	54.6%	7.9%	60.7%
GAAP revenue growth	49.3%	74.7%	2.2%	4.9%	49.3%	1.5%	55.5%

	Six Months Ended June 29, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(2.5%)	(4.5%)	(1.6%)	15.9%	(2.5%)	(8.8%)	(1.9%)
Impact of acquisitions and business reclassifications	58.6%	86.6%	7.4%	(5.8%)	58.6%	8.1%	65.1%
GAAP revenue growth	56.1%	82.1%	5.8%	10.1%	56.1%	(0.7%)	63.2%

(1) Organic revenue growth is calculated assuming that all acquisitions were consummated on January 1, 2007. This calculation has the effect of adding revenues for the acquired businesses prior to their acquisition dates to Spherion Corporation's reported revenues. In addition, organic revenue growth is calculated assuming that business reclassifications were effective on January 1, 2007, so that revenues for this business are included in the same segment, skill and service in the current and prior period for purposes of calculating year over year growth.

(2) Effective with the first quarter of 2008, the management of certain customer contracts was transferred between operating segments, primarily to Professional Services from Staffing Services, and has been adjusted for purposes of calculating organic growth.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 29, 2008	July 1, 2007	March 30, 2008	June 29, 2008	July 1, 2007
Revenues:
Staffing Services	$365,621	$346,303	$372,010	$737,631	$682,883
Professional Services	197,356	132,174	204,453	401,809	257,463
Segment revenues	$562,977	$478,477	$576,463	$1,139,440	$940,346

Gross profit:
Staffing Services	$69,303	$72,596	$68,716	$138,019	$137,246
Professional Services	60,884	46,064	59,452	120,336	87,135
Segment gross profit	$130,187	$118,660	$128,168	$258,355	$224,381

Segment SG&A
Staffing Services	$(65,802)	$(63,892)	$(66,923)	$(132,725)	$(125,791)
Professional Services	(49,009)	(38,639)	(48,764)	(97,773)	(73,170)
Segment SG&A	$(114,811)	$(102,531)	$(115,687)	$(230,498)	$(198,961)

Segment operating profit:
Staffing Services	$3,501	$8,704	$1,793	$5,294	$11,455
Professional Services	11,875	7,425	10,688	22,563	13,965
Segment operating profit	15,376	16,129	12,481	27,857	25,420

Unallocated corporate costs	(4,064)	(4,911)	(4,216)	(8,280)	(8,101)
Amortization of intangibles	(2,043)	(208)	(2,044)	(4,087)	(248)
Interest expense	(1,575)	(381)	(1,749)	(3,324)	(2,332)
Interest income	72	1,194	179	251	2,477
Restructuring and other charges	(944)	-	(996)	(1,940)	-
Earnings from continuing operations before income taxes	$6,822	$11,823	$3,655	$10,477	$17,216

MEMO:
Gross profit margin:
Staffing Services	19.0%	21.0%	18.5%	18.7%	20.1%
Professional Services	30.8%	34.9%	29.1%	29.9%	33.8%
Total Spherion	23.1%	24.8%	22.2%	22.7%	23.9%

Segment SG&A:
Staffing Services	18.0%	18.4%	18.0%	18.0%	18.4%
Professional Services	24.8%	29.2%	23.9%	24.3%	28.4%
Total Spherion	20.4%	21.4%	20.1%	20.2%	21.2%

Segment operating profit margin:
Staffing Services	1.0%	2.5%	0.5%	0.7%	1.7%
Professional Services	6.0%	5.6%	5.2%	5.6%	5.4%
Total Spherion	2.7%	3.4%	2.2%	2.4%	2.7%

Supplemental Cash Flow Information:
Operating cash flow	$28,647	$15,444	$8,263	$36,910	$25,031
Capital expenditures	$2,256	$1,636	$2,607	$4,863	$3,955
Depreciation and amortization	$7,303	$5,802	$7,439	$14,742	$11,547
DSO	52	50	53	52	50

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 29,	July 1,	March 30,	June 29,	July 1,
	2008	2007	2008	2008	2007
Staffing Services
Revenues by Skill:
Clerical	$239,743	$218,263	$241,681	$481,424	$436,344
Light Industrial	125,878	128,040	130,329	256,207	246,539
Segment Revenues	$365,621	$346,303	$372,010	$737,631	$682,883

Revenues by Service:
Temporary Staffing	$325,683	$292,625	$327,861	$653,544	$578,660
Managed Services(1)	35,775	47,596	39,055	74,830	92,840
Permanent Placement	4,163	6,082	5,094	9,257	11,383
Segment Revenues	$365,621	$346,303	$372,010	$737,631	$682,883

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	16.9%	17.5%	15.6%	16.2%	16.9%
Managed Services	28.5%	32.0%	31.9%	30.3%	30.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	19.0%	21.0%	18.5%	18.7%	20.1%
Professional Services
Revenues by Skill:
Information Technology	$148,925	$85,252	$156,407	$305,332	$167,669
Finance & Accounting	29,584	28,946	28,828	58,412	55,229
Other	18,847	17,976	19,218	38,065	34,565
Segment Revenues	$197,356	$132,174	$204,453	$401,809	$257,463

Revenues by Service:
Temporary Staffing(1)	$181,913	$116,957	$191,303	$373,216	$228,676
Permanent Placement	15,443	15,217	13,150	28,593	28,787
Segment Revenues	$197,356	$132,174	$204,453	$401,809	$257,463

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	25.0%	26.4%	24.2%	24.6%	25.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	30.9%	34.9%	29.1%	30.0%	33.8%
(1) Effective with the first quarter of 2008, the management of certain customer contracts was transferred to Professional Services from Staffing Services. This change is being reported on a prospective basis.